EXHIBIT 99.6

Connecticut Natural Gas Corporation

Financial Statements (Unaudited)
For the Three Months Ended March 31, 2011 and 2010

Table of Contents

March 31, 2011 and 2010

Financial Statements (Unaudited)	Page(s)

Statements of Income	1

Statements of Comprehensive Income	1

Balance Sheets	2

Statements of Cash Flows	4

Statement of Changes in Common Stock Equity	5

Connecticut Natural Gas Corporation
Statements of Income (Unaudited)

Three months ended March 31,	2011	2010
(Thousands)
Operating Revenues
Sales and services	$166,253	$154,285
Operating Expenses
Natural gas purchased	108,656	100,313
Other operating expenses	13,328	14,686
Maintenance	2,092	2,031
Depreciation and amortization	5,846	5,665
Other taxes	8,324	8,302
Total Operating Expenses	138,246	130,997
Operating Income	28,007	23,288
Other (Income)	(428)	(3,216)
Other Deductions	1,542	162
Interest Charges, Net	2,965	3,015
Income Before Income Taxes	23,928	23,327
Income Taxes	7,592	9,486
Net Income	16,336	13,841
Less: Preferred Stock Dividends	13	13
Earnings Available for Common Stock	$16,323	$13,828

Connecticut Natural Gas Corporation
Statements of Comprehensive Income

Three months ended March 31,	2011	2010
(Thousands)
Net Income	$16,336	$13,841
Other Comprehensive Income (Loss), Net of Tax	12	(8)
Comprehensive Income	$16,348	$13,833

Connecticut Natural Gas Corporation
Balance Sheets (Unaudited)

	March 31,	December 31,
	2011	2010
(Thousands)
Assets
Current Assets
Cash and cash equivalents	$2,174	$49,520
Accounts receivable and unbilled revenues, net	90,483	70,881
Affiliated accounts receivable	338	964
Affiliated note receivable	29,000	-
Natural gas in storage, at average cost	28,669	54,630
Derivative assets	95	1,625
Accumulated deferred income taxes	1,790	-
Prepayments and other current assets	4,333	6,463
Total Current Assets	156,882	184,083
Utility Plant, at Original Cost
Natural gas	635,722	634,481
Less accumulated depreciation	220,252	216,886
Net Utility Plant in Service	415,470	417,595
Construction work in progress	569	428
Total Utility Plant	416,039	418,023
Other Property and Investments, Net	1,921	1,920
Regulatory and Other Assets
Regulatory assets
Unfunded future income taxes	149	3,958
Deferred income taxes	15,508	5,859
Deferred purchased gas costs	-	8,408
Pension and other postretirement benefits	79,070	79,895
Other	53,461	56,372
Total regulatory assets	148,188	154,492
Other assets
Goodwill	115,049	115,068
Other	2,500	2,750
Total other assets	117,549	117,818
Total Regulatory and Other Assets	265,737	272,310
Total Assets	$840,579	$876,336

Connecticut Natural Gas Corporation
Balance Sheets (Unaudited)

	March 31,	December 31,
	2011	2010
(Thousands)
Liabilities
Current Liabilities
Current portion of long-term debt	$3,915	$3,915
Accounts payable and accrued liabilities	9,957	8,252
Accounts payable, natural gas purchased	28,588	30,623
Accounts payable to affiliates	640	1,161
Interest accrued	3,572	2,738
Taxes accrued	15,394	9,462
Other	12,317	12,781
Total Current Liabilities	74,383	68,932
Regulatory and Other Liabilities
Regulatory liabilities
Pension and other postretirement benefits	9,921	10,404
Accrued removal obligation	114,172	112,548
Other	31,156	26,573
Total regulatory liabilities	155,249	149,525
Other liabilities
Deferred income taxes	16,742	13,862
Pension and other postretirement benefits	72,833	77,886
Asset retirement obligation	6,857	6,769
Other	4,658	4,862
Total other liabilities	101,090	103,379
Total Regulatory and Other Liabilities	256,339	252,904
Long-term debt	162,827	163,805
Total Liabilities	493,549	485,641
Commitments
Preferred Stock
Preferred stock	750	750
Common Stock Equity
Common stock	33,233	33,233
Capital in excess of par value	350,827	350,827
Retained (deficit) earnings	(37,809)	5,868
Accumulated other comprehensive income	29	17
Total Common Stock Equity	346,280	389,945
Total Liabilities and Equity	$840,579	$876,336

Connecticut Natural Gas Corporation
Statements of Cash Flows (Unaudited)

Three months ended March 31,	2011	2010
(Thousands)
Operating Activities
Net income	$16,336	$13,841
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization	5,846	5,665
Amortization of regulatory and other assets and liabilities	3,896	(9,229)
Deferred income taxes and investment tax credits deferred, net	(3,292)	(5,063)
Pension expense	1,528	1,636
Changes in current operating assets and liabilities
Accounts receivable and unbilled revenues, net	(18,976)	(21,827)
Inventories	25,961	29,994
Prepayments and other current assets	3,660	(1,152)
Accounts payable and accrued liabilities	(851)	(4,466)
Interest accrued	834	923
Taxes accrued	5,932	34,907
Other current liabilities	(464)	1,845
Changes in other assets	11,813	18,924
Changes in other liabilities	(7,960)	406
Net Cash Provided by Operating Activities	44,263	66,404
Investing Activities
Utility plant additions	(2,595)	(2,269)
Loan to parent	(29,000)	-
Investments, net	(1)	26
Net Cash Used in Investing Activities	(31,596)	(2,243)
Financing Activities
Dividends paid on preferred stock	(13)	(13)
Dividends paid on common stock	(60,000)	(11,000)
Net Cash Used in Financing Activities	(60,013)	(11,013)
Net Increase in Cash and Cash Equivalents	(47,346)	53,148
Cash and Cash Equivalents, Beginning of Period	49,520	1,747
Cash and Cash Equivalents, End of Period	$2,174	$54,895

Connecticut Natural Gas Corporation
Statement of Changes in Common Stock Equity (Unaudited)
(Thousands)

					Accumulated
	Common Stock			Retained	Other
	Outstanding $3.125 Par Value		Capital in	Earnings	Comprehensive
	Shares	Amount	Excess of Par	(Deficit)	Income	Total
Balance, January 1, 2011	10,634	$33,233	$350,827	$5,868	$17	$389,945
Net income				16,336		16,336
Other comprehensive income, net of tax					12	12
Comprehensive income						16,348
Dividends common stock				(60,000)		(60,000)
Dividends preferred stock				(13)		(13)
Balance, March 31, 2011	10,634	$33,233	$350,827	$(37,809)	$29	$346,280